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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                  -------------



                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 August 6, 1995
                Date of Report (Date of earliest event reported)


                            FIRSTIER FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)


           NEBRASKA                  0-4515                   47-0523055
(State or other jurisdiction       (Commission               (IRS Employer
       of incorporation)          File Number)           Identification No.)

    17TH AND FARNAM STREETS
        OMAHA, NEBRASKA                                          68102
(Address of principal executive offices)                      (Zip Code)


Registrant's Telephone Number, including area code: (402)348-6000



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ITEM 5.   OTHER EVENTS

          On August 6, 1995, FirsTier Financial, Inc., a Nebraska corporation (the "Company"), entered into an Agreement of Merger and Consolidation (the "Merger Agreement") with First Bank System, Inc., a Delaware corporation ("FBS"), pursuant to which the Company will merge with and into FBS (the "Merger"). As a result of the Merger, each outstanding share of the Company's common stock, par value $5.00 per share ("Company Common Stock"), will be converted into the right to receive 0.8829 shares of common stock of FBS, par value $1.25 per share ("FBS Common Stock"), or cash in lieu of fractional shares otherwise deliverable in respect thereof. The Merger is conditioned upon, among other things, approval by holders of two-thirds of the outstanding shares of Company Common Stock and upon receipt of necessary regulatory and governmental approvals. The Merger Agreement is attached as Exhibit 1 hereto and its terms are incorporated herein by reference.

          Following the execution and delivery of the Merger Agreement, the Company and FBS entered into a stock option agreement (the "Stock Option Agreement") pursuant to which the Company granted FBS the right, upon the terms and subject to the conditions set forth therein, to purchase up to 3,680,036 shares of Company Common Stock at a price of $37 per share. The Stock Option Agreement is attached as Exhibit 2 hereto and its terms are incorporated herein by reference.

          A copy of the Press Release, dated August 7, 1995, issued by the company and FBS relating to the Merger is attached as Exhibit 3 hereto and is incorporated herein by reference.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          1. Agreement of Merger and Consolidation dated as of August 6, 1995, by and between FirsTier Financial, Inc. and First Bank System, Inc.

          2. Stock Option Agreement dated as of August 7, 1995, by and between FirsTier Financial, Inc. (as "Issuer") and First Bank System, Inc. (as "Grantee").

          3.   Press Release, dated August 7, 1995.


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        FIRSTIER FINANCIAL, INC.

Date:  August 18, 1995               By:/s/ Aaron C. Hilkemann
                                        ---------------------------------
                                        Aaron C. Hilkemann
                                        Director of Financial Operations

Date:  August 18, 1995               By:/s/ Thomas B. Fischer
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                                        Thomas B. Fischer
                                        Vice President & Secretary